EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of BancPlus Corporation of our report dated March 27, 2019, with respect to the consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended of State Capital Corporation and its subsidiaries, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm as it appears under the caption “Experts.”

Baton Rouge, Louisiana

January 22, 2020